Exhibit (10) S.

AMENDMENT TO EXECUTIVE COMPENSATION FOR EXCELLENCE AND LEADERSHIP PLAN

Effective as of January 1, 2005, the Executive Compensation for Excellence and Leadership Plan (the “Plan”) is amended to delete Section 1.3 thereof in its entirety.

Except as specifically modified hereby, the Plan shall remain in full force and effect in all respects.